Exhibit 10(i)               Management Contract

  KINETICS ASSET MANAGEMENT, INC.
473 Martling Avenue
Tarrytown, New York  10591



                                                  April 5, 1996


THE INTERNET FUND, Inc.
473 Martling Avenue
Tarrytown, NY  10591

Dear Sirs/Madam:

  This shall confirm that you (the "Client") are retaining Kinetics Asset Management, Inc. (the "Manager") as investment manager to manage and supervise your investment account, consisting of the funds and securities identified for management from time to time (the "Account"), on the terms set forth herein.

   1.General Authorization.  The Client hereby authorizes the
Manager to direct and manage the investment and reinvestment of all assets in the Account, the proceeds thereof and any additions thereto, on a fully discretionary basis. Such discretionary authority shall include, without limitation, the right to purchase, sell, exchange, and engage in other transactions with respect to all assets in the Account, to vote securities held in the Account, and to take all other investment action with respect to the Account as the Manager deems appropriate in its sole discretion. The
Manager shall advise the Client from time to time as to transactions in the Account, in such manner as the Manager deems appropriate, but shall be under no obligation to provide the Client with prior notice of any particular transaction or other action taken hereunder.

   2.Management Fee. The management fee of the Manager for its services under this Agreement shall be determined and payable as provided on Schedule A hereto.

   3.Reports, Etc. The Manager will provide the Client with statements (not less frequently than quarterly) setting forth valuation and portfolio information of the Account. The Client agrees that all investment advice and recommendations of the Manager regarding the Account are confidential.

   4.Custody. U.S. Clearing Corporation, and/or such other banks or broker-dealers as the Manager and the Client shall mutually agree upon, shall act as custodian(s) for the Account (collectively, the "Custodian").
The Client agrees to execute such custody agreements and other agreements or instruments as may be reasonably required by the Custodian from time to time with respect to the Account. The Custodian shall be authorized and directed to charge the Account from time to time for the amount of the management fee then due to the Manager. The Manager shall furnish the Custodian and the Client with fee invoices setting forth the calculation of the management fee then due and chargeable by the Custodian. The Manager shall have no duties or obligations with respect to custody of the securities and funds in the Account.

   5.Brokerage. The Manager shall have the right to utilize as brokers or dealers with respect to all transactions for the Account such brokerage firms as shall be determined by the Manager in its discretion. The Manager shall have the right to negotiate brokerage commissions on behalf of the Client with respect to any and all such transactions and in determining appropriate commission rates may take into account brokerage and research services provided by such firms, as permitted by applicable law. The Client agrees to execute such account agreements and other agreements or instruments as may reasonably be required by any brokerage firm as the Manager may request with respect to the Account. All brokerage commissions, stock transfer fees, and other similar expenses incurred by the Account shall be payable out of the assets of the Account.

   6.Obligations, Etc. of Manager. The Manager shall not be liable for any act or omission in connection with this Agreement except in the case of its own gross negligence or will- ful misconduct; provided, however, that nothing herein shall in any way constitute a waiver or limitation of any rights which the Client may have under applicable federal or state securities laws. The Manager shall not be liable for complying with any directive or instruction of the Client. The Manager shall not be liable for any act or omission of any custodian, broker, or other third party with respect to the Account, so long as the same is retained in good faith by the Manager. Except for matters as to which the Manager shall be liable under this paragraph, the Client shall indemnify the Manager against all claims, losses or liabilities that it may incur in connection with the exercise of its powers and obligations under this Agreement.

   7.Authorizations. In acting hereunder, the Manager shall be entitled to rely upon the contents of any notice, direction or other communication, written or oral, delivered on behalf of the Client by the Client directly or from any individual that the Manager reasonably believes is entitled to act on behalf of the Client.

   8.Withdrawals. The Client shall have the right to withdraw funds or securities from the Account, subject to normal settlement and clearance practices and the requirements of the Custodian.

   9.Termination. This Agreement may be terminated by the Manager or the Client at any time, immediately upon written notice to the other party; provided, however, that any such termination by the Client shall not be effective with respect to any transactions for the Account until the personnel of the Manager responsible for such transactions receives actual notice of such termination. Upon termination, the funds or securities remaining in the Account after settlement of pending transactions and payment of all accrued fees and expenses, including the management fee, shall be remitted by the Manager in such manner as the Client shall direct.

   10.General. This Agreement (together with Schedule A hereto, which shall constitute a part hereof) constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement shall be binding upon the respective heirs, representatives, successors, and assigns of the Client and the Manager; provided, however, that the Manager may not assign this Agreement without the prior written consent of the Client. If any provision of this Agreement or the application thereof shall be held invalid or unenforceable, the same shall not affect the validity or enforceability or application of the remaining provisions of this Agreement. This Agreement may not be waived or modified orally but only by a writing signed by the party or parties to be bound thereby and shall be governed by the laws of the State of New York.

   11.Corporate Authorization. The undersigned officer or representative, by his or her signature hereto, hereby represents his or her authority to bind the Client to this Agreement, and that this Agreement has been duly authorized by and constitutes a valid and binding obligation of the Client. The Client agrees to furnish copies of corporate resolutions or other appropriate evidence of authorization as the Manager may reasonably request.

  12.      Form ADV Part II.   By signing this agreement, I
acknowledge that I have received the current Form ADV Part II for Kinetics Asset Management, Inc., and that I have the right to terminate this contract without penalty at any time after signing this contract.

  If the foregoing correctly states our understanding, kindly sign and return to us the enclosed copy of this letter, whereupon it shall be the valid and binding agreement between us as of the date hereof.
  KINETICS ASSET
MANAGEMENT,  INC.

By:___________________________________


Title:__________________________________
ACCEPTED AND AGREED:
  By:_____________________________[L.S.]
  By:_____________________________[L.S.]

  Title:_____________________________
Title:____________________________

     Date:____________Date:____________

By:______________________________[L.S.]

Title:_____________________________

Date:

                           SCHEDULE A


                         MANAGEMENT FEE

  This constitutes Schedule A to, and part of, the letter of agreement dated ____________________, 199__ (the "Management Agreement),
between Kinetics Asset Management, Inc. (the "Manager"), and
___________________ (the "Client").


  The management fee of the Manager under the Management
Agreement (the "Management Fee") shall be determined as follows:


                 THE INTERNET FUND FEE SCHEDULE


             1.25% on all assets under management.


Kinetics Asset Management, Inc., will absorb the expenses of the Internet Fund, Inc., prior to, and up until 15 days past, the fund's effective date.

  The Management Fee shall be due and payable in monthly installments (i.e., 1/12 of the above applicable percentages) in arrears, based upon the market value of the assets in the Account at the close of each business day of the preceding month. The Management Fee for any portion of less than a month shall be prorated appropriately. In determining market value of assets, the Manager may utilize such means of valuation as it deems appropriate under the circumstances.

  Invoices for each installment of the Management Fee, summarizing the calculation thereof, shall be sent to the Client and the Custodian on or before the tenth day of each month. As provided in the Management Agreement, the Manager shall have the right to receive payment on account of the Management Fee, when so invoiced, directly from the Custodian, who has been authorized to charge the Account for such purpose.